UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
November 19, 2004

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	0-24395 (Commission File No.)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive
Brisbane, California 94005
(Address of principal executive offices)

Registrant's telephone number, including area code
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 19, 2004, the Board of Directors of bebe stores, inc. approved a 3-for-2 split of its common stock, $.001 par value. As a result of the stock split, shareholders will receive one additional share of common stock for every two shares held on the record date of December 10, 2004. The additional shares will be mailed or delivered on or about December 29, 2004 by the Registrant's transfer agent, Computershare Investor Services. Fractional shares will be settled in cash. On November 22, 2004, bebe stores, inc. issued a press release announcing the 3 for 2 stock split and quarterly dividend.

The press release relating to the 3 for 2 stock split and quarterly dividend is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

    99.1.        Press Release dated November 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated November 24, 2004 bebe stores, inc. /s/ Walter Parks __________________________________ Walter Parks, Chief Financial Officer

Exhibit 99.1

Contact: Walter Parks
                Chief Financial Officer
                bebe stores, inc.
                (415) 715-3900

bebe stores, inc. Announces 3 for 2 Stock Split
& Quarterly Dividend

BRISBANE, CALIF. - November 22, 2004 - bebe stores, inc. (Nasdaq: BEBE) today announced that its Board of Directors has declared a three-for-two stock split.

In connection with the stock split, each share of bebe common stock held by shareholders of record at the close of business on December 10, 2004 will be split and converted into 1.5 shares of bebe common stock. New shares will be issued by the Company’s transfer agent, Computershare, at the close of business on December 29, 2004. The Company’s common stock will begin trading on the Nasdaq National Market on a split-adjusted basis on December 30, 2004. Following the stock split, the Company will have approximately 59.7 million shares outstanding, based on the number of shares outstanding as of November 19, 2004. In addition, bebe will increase its authorized number of shares of common stock from 60 million shares to 90 million shares concurrent with the stock split.

All fractional shares resulting from the stock split will be repurchased by the Company at the fair market value of the Company’s common stock based on the closing sales price per share on December 10, 2004, as reported on the Nasdaq National Market System.

If a shareholder is contemplating a sale of the Company’s shares between the record date and the payment date, he or she should consult a broker regarding entitlement to the split shares.

The Company also announced that its Board of Directors declared bebe’s quarterly cash dividend of $0.05 per share on a pre-split basis. The dividend is payable on December 30, 2004 to shareholders of record on December 10, 2004.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe, bebe O, and BEBE SPORT brand names. bebe currently operates 206 stores, of which 179 are bebe stores and 27 are BEBE SPORT stores. These stores are located in the United States, Puerto Rico, and Canada. In addition, we have an online store at www.bebe.com.

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